UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2008
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33391 (Commission File Number)	94-3409691 (I.R.S. Employer Identification No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On July 31, 2008, Veraz Networks, Inc. (the “Company”) issued a press release announcing its commitment to a corporate restructuring plan in connection with the Company’s initiatives to return to profitability. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
The restructuring plan will terminate all activities in the Company’s Pune, India location and result in the reduction of approximately 160 employees and contractors across all organizations and locations, bringing worldwide headcount to approximately 300. The Company expects to complete the restructuring by September 30, 2008.
As a result of the restructuring plan, the Company estimates it will record pre-tax restructuring charges, excluding stock-based compensation, of approximately $1.2 million to $1.5 million in the third quarter of 2008, consisting of approximately $0.7 million to $0.8 million in severance costs, approximately $0.2 million to $0.3 million in equipment write downs, approximately $0.1 million to $0.2 million in facilities closure expenses, and approximately $0.2 million to $0.3 million in miscellaneous expenses. The restructuring-related charge that the Company expects to incur is subject to a number of assumptions, and actual results may materially differ.
This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan and statements with respect to the expected impact and expenses and costs to be incurred in connection with the restructuring plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the possibility that the Company may require more cash than anticipated for its operating or restructuring activities, the Company’s need to retain skilled employees and consultants, and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and other periodic filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated July 31, 2008, Announcing Veraz Networks, Inc. Restructuring Initiatives to Return to Profitability.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: August 6, 2008	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release, dated July 31, 2008, Announcing Veraz Networks, Inc. Restructuring Initiatives to Return to Profitability.